EXHIBIT 99.1

          Cheniere Energy Reports Third Quarter 2006 Results

    HOUSTON--(BUSINESS WIRE)--Nov. 6, 2006--Cheniere Energy, Inc. (AMEX:LNG) reported a net loss of $33.1 million, or $0.61 per basic and diluted share, for the third quarter of 2006, compared to net income of $8.0 million, or $0.15 and $0.14 per basic and diluted share, respectively, during the corresponding period in 2005. The major factors contributing to the net loss during the third quarter of 2006 were an income tax provision of $15.1 million, charges for general and administrative expenses of ("G&A") $12.0 million, interest expense of $10.9 million, and LNG receiving terminal and pipeline development expenses of $2.9 million. These were partially offset by interest income of $11.1 million. The major factors contributing to our net income of $8.0 million during the third quarter of 2005 were a $20.2 million gain on the sale of our investment in Gryphon Exploration Company and interest income of $4.5 million, which were partially offset by G&A expenses of $6.5 million, interest expense of $5.1 million and LNG receiving terminal and pipeline development expenses of $4.1 million.

    Cheniere's working capital at September 30, 2006 was $681.6 million, compared with $810.1 million at December 31, 2005. The decrease was primarily the result of working capital used for the following: the construction of Phase 1 and Phase 2 of the Sabine Pass LNG receiving terminal, non-current restricted cash securing a letter of credit associated with a purchase order to purchase pipe related to the Creole Trail natural gas pipeline, initial site preparation at the Corpus Christi LNG receiving terminal, and working capital used in operating activities. These uses were partially offset by $351.5 million drawn under the amended Sabine Pass Credit Facility.

    For additional information please refer to the Cheniere Energy, Inc. Quarterly Report on Form 10-Q for the period ended September 30, 2006, filed with the Securities and Exchange Commission.

    Cheniere Energy, Inc.

    Cheniere is developing a network of three, 100% owned LNG receiving terminals and related natural gas pipelines along the Gulf Coast of the United States. The three terminals will have an aggregate send-out capacity of 9.9 billion cubic feet per day. Cheniere is pursuing related LNG business opportunities both upstream and downstream of the terminals. Cheniere is also the founder and holds a 30% limited partner interest in a fourth LNG receiving terminal.

    Cheniere is based in Houston, Texas, with offices in Johnson
Bayou, Louisiana, and Paris, France. Additional information about
Cheniere may be found on the company's web site at www.cheniere.com.

    This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere's business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

    (Financial Table Follows)

                        Cheniere Energy, Inc.
                    Selected Financial Information
                          (in thousands) (1)

                       Three Months Ended      Nine Months Ended
                          September 30,           September 30,
                      ---------------------   ---------------------
                        2006       2005         2006       2005
                      ---------- ----------   ---------- ----------
                                    (as                     (as
                                  adjusted)(2)            adjusted)(2)

Revenues                   $737       $729       $1,572     $2,154
Operating costs and
 expenses
    LNG receiving
     terminal and
     pipeline
     development
     expenses             2,923      4,127        6,730     14,902
    Exploration costs       661        246        2,089      1,347
    Oil and gas
     production costs        61         78          166        166
    Impairment of
     fixed assets         1,628         --        1,628         --
    Depreciation,
     depletion and
     amortization           896        362        2,080        816
    General and
     administrative
     expenses            12,044      6,523       37,669     17,114
                      ---------- ----------   ---------- ----------
      Total operating
       costs and
       expenses          18,213     11,336       50,362     34,345
                      ---------- ----------   ---------- ----------

Loss from operations    (17,476)   (10,607)     (48,790)   (32,191)

Gain on sale of
 investment in
 unconsolidated
 affiliate                   --     20,206           --     20,206
Equity in net loss of
 limited partnership         --     (2,261)          --     (3,232)
Derivative gain
 (loss)                    (966)       931          (44)       264
Interest expense        (10,886)    (5,058)     (33,120)    (5,058)
Interest income          11,100      4,541       30,978      8,114
Other income                201        295          485        722
Income tax provision    (15,079)        --       (2,045)        --
Minority interest            --         --           --         97
                      ---------- ----------   ---------- ----------
Net income (loss)      $(33,106)    $8,047     $(52,536)  $(11,078)
                      ========== ==========   ========== ==========

Net income (loss) per
 common share--basic     $(0.61)     $0.15       $(0.97)    $(0.21)
                      ========== ==========   ========== ==========
Net income (loss) per
 common share--
 diluted                 $(0.61)     $0.14       $(0.97)    $(0.21)
                      ========== ==========   ========== ==========

Weighted average
 number of common
 shares outstanding--
 basic                   54,496     53,938       54,361     53,358
                      ========== ==========   ========== ==========
Weighted average
 number of common
 shares outstanding--
 diluted                 54,496     55,749       54,361     53,358
                      ========== ==========   ========== ==========


                                     September 30,      December 31,
                                         2006              2005
                                   ----------------- -----------------
                                      (unaudited)    (as adjusted) (2)

Cash and cash equivalents                  $586,787          $692,592
Restricted cash and cash
 equivalents                                139,623           160,885
Other current assets                         19,277            17,986
Non-current restricted cash and
 cash equivalents                           100,098            16,500
Property, plant and equipment, net          624,026           280,106
Debt issuance costs, net                     47,401            43,008
Goodwill                                     76,844            76,844
Other assets                                 18,046             2,226
                                   ----------------- -----------------
Total assets                             $1,612,102        $1,290,147
                                   ================= =================

Current liabilities                         $64,096           $61,322
Long-term debt                            1,264,500           917,500
Deferred revenue                             41,000            41,000
Other liabilities                            24,681             1,784
Stockholders' equity                        217,825           268,541
                                   ----------------- -----------------
Total liabilities and
 stockholders' equity                    $1,612,102        $1,290,147
                                   ================= =================

    (1) Please refer to Cheniere Energy, Inc. Quarterly Report on Form 10-Q for the period ended September 30, 2006, filed with the Securities and Exchange Commission.

    (2) Effective January 1, 2006, Cheniere converted from the full cost method of accounting to the successful efforts method of accounting for its investment in oil and gas properties. The change in accounting methods constitutes a "Change in Accounting Principle," requiring that all prior period financial statements be adjusted to reflect the results and balances that would have been reported had the company been following the successful efforts method of accounting from its inception. The cumulative effect of the change in accounting method as of December 31, 2005 was to reduce the balance of our net investment in oil and gas properties and retained earnings by $18.0 million. The change in accounting methods resulted in an increase in net income of $369,000 and a decrease in the net loss of $296,000 for the three and nine months ended September 30, 2005, respectively, and had no significant impact on earnings per share (basic and diluted) for these respective periods. The change in method of accounting has no impact on cash or working capital.

    CONTACT: Cheniere Energy, Inc., Houston
             David Castaneda, 713-265-0202
             Vice President Investor Relations
             or
             Christina Cavarretta, 713-265-0208
             Manager Investor Relations